Investor Overview February 2022 Exhibit 99.1

CNO Financial Group | Investor Overview | February 2022 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group | Investor Overview | February 2022 3 Fixed index annuities 41% Fixed interest annuities 10% Other annuities 3% Long-term care 13% Supplemental health 16% Medicare supplement 1% Interest sensitive life 5% Traditional life 11% Annuities 35% Life 23% LTC 7% Med Supp 18% Supp Health 17% Health 42% CNO Financial Group Overview  Manufactured products include life, fixed annuities, Medicare supplement, supplemental health and limited benefit duration long-term care (LTC)  Distribution of third-party products, which primarily include Medicare Advantage and Prescription Drug Plans  Demonstrated growth in premiums, assets and third-party fees 2021 Collected Premium by Product* $3,955.7M in 2021 Collected Premiums* 2021 Average Liabilities by Insurance Product** *Life, health and annuity products. **Net insurance liabilities are equal to total insurance liabilities less: (i) amounts related to reinsured business; (ii) deferred acquisition costs; (iii) present value of future profits; and (iv) the value of unexpired options credited to insurance liabilities. Annuities 30% Life 16% LTC 14% Med Supp 18% Supp Health 22% Health 54% Focused on serving the protection needs of the fast-growing but underserved middle-income American market at or near retirement 2021 Insurance Margin by Product

CNO Financial Group | Investor Overview | February 2022 4 What Makes CNO Different Exclusive Focus on Middle- Income America Our Diverse Distribution & Integrated Approach Health and Wealth Solutions Insurance and Securities Solutions Strong Cash Flow Generation

Well-Positioned in the Attractive Senior Middle Market

~45% of middle-income households have no life insurance[1]; ~55% of baby boomers lack financial advisors[2]

Percentage of Population Age 65+ without a Financial Product



Annuities2
75%
401(k), 403(b), or other employer-sponsored retirement account2
73%
LTC3
71%
Med Supplement or Med Advantage4
38%

CNO Solutions

- Extensive experience and understanding of the middle market
- Differentiated with our market vs. product focus
- Diversification of products and distribution provides sustainable competitive advantage
- Positioned to help customers to address main concerns of outliving their assets and dealing with rising healthcare costs as they age

[1]LIMRA 2021 Barometer Study
[2]2021 Forrester Analytics Technographics
[3]LIMRA 2021 Consumer Perspective on Long Term Care and Insurance; includes all age ranges, not just 65+
[4]Medicare Market Competition, Mark Farrah 2020, Year Over Year Medicare Supplement Market Snapshot and Plan Performance Insight, Mark Farrah 2021; includes people who are eligible for Medicare due to disability, not just 65+

CNO Financial Group | Investor Overview | February 2022 5

CNO Financial Group | Investor Overview | February 2022 6 Highly Diversified Product Mix  Mix of protection and accumulation products to serve varied customer needs  Basic products that meet the insurance needs of the middle market  Attractive and predictable return characteristics  Low risk long-term care products with short-duration benefit period  Protection-oriented products with low face amounts and few bells and whistles Life Insurance Annuities Medicare Supplemental Health Long-Term Care Key Points 1 2 3 4 5 Product Offering Broad & balanced portfolio focused on protection needs Third-Party Products / Services6  Capital-light distribution-only fee revenue

CNO Financial Group | Investor Overview | February 2022 7 Fixed Indexed Annuity Fixed Interest Annuity Trad Life Interest Sensitive Life Med Supp Supp Health LTC Mortality Morbidity Persistency Interest rate Equity Risk Management via Diversification and Natural Hedges Relative degree of risk present (before mitigation) within each product Low High

CNO Financial Group | Investor Overview | February 2022 8 Unique Multi-Channel Operating Model  Consumer Division – Strong exclusive agent franchise • Top distributor of health/wealth protection products through ~4,200 exclusive producing agents and financial representatives • More than 250 locations nationwide • Blend of “kitchen-table” and virtual sales model – Top 5 direct-to-consumer distribution – Broker-dealer and RIA offer investment and annuity products and support agent income  Worksite Division – Wholly-owned distribution (PMA) & diverse network of independent marketing organizations and agencies – Web Benefits Design (WBD) digital worksite enrollment platform/benefits administrator – DirectPath employee benefits management services for employers and employees  Multi-channel distribution transitioning to integrated delivery model – 2020 business transformation unlocking significant growth opportunities – Captures customers through direct engagement that leads to an integrated omnichannel buying experience – Driving toward holistic relationships including protection & retirement planning; growth in assets & fees Leveraging products, brands, leads and fulfillment across channels

CNO Financial Group | Investor Overview | February 2022 9 Strategic Initiatives Successfully Reinvigorating Growth; Momentum Interrupted Temporarily by COVID (dollars in millions) $- $50.0 $100.0 $150.0 $200.0 2019 2020 2021 Life NAP $- $50.0 $100.0 $150.0 $200.0 2019 2020 2021 Health NAP $- $500.0 $1,000.0 $1,500.0 2019 2020 2021 Annuity Collected Premiums $- $100.0 $200.0 $300.0 $400.0 2019 2020 2021 Consumer Division NAP Life Health $- $15.0 $30.0 $45.0 $60.0 2019 2020 2021 Worksite Division NAP Life Health

CNO Financial Group | Investor Overview | February 2022 10 Capital and Liquidity Overview 1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. 2 Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. Debt to Capital2 Consolidated Risk Based Capital (RBC) Ratio1  Target leverage of 25.0 - 28.0%  Debt covenant ceiling of 35%  Debt capacity within limit of target leverage $151 million  Targeted consolidated RBC ratio of approximately 375%  Intentionally moving to point estimate  RBC variability can be expected in periods of market volatility Holding Company Liquidity  Minimum targeted holding company liquidity of $150 million  Liquidity bolstered by $250 million undrawn revolver  No outstanding debt maturities until 2025 Balanced approach to capital structure; strong liquidity (dollars in millions) 408% 411% 386% 2019 2020 2021 $186.7 $388.1 $248.6 2019 2020 2021 23.0% 25.6% 25.6% 2019 2020 2021

CNO Financial Group | Investor Overview | February 2022 11 Cash Flow Profile 4Q free cash flow reflects impact from NAIC changes; FABN issuance (dollars in millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 2 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group | Investor Overview | February 2022 12 Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Return capital to shareholders • Share repurchases: $100 million in 4Q21, record $402 million in 2021 • Dividends: $16 million in 4Q21, $66 million in 2021 Opportunistic transactions • Highly selective M&A • CNO Ventures; strategic minority investments largely in InsurTech • LTC reinsurance (2018), Web Benefits Design (2019), DirectPath (2021) Since 2017, returned $1.51 billion, or 53% of current market capitalization2 1 As of beginning of calendar year. 2 As of 12/31/2021. Organic investments to sustain and grow the core businesses • Agent pilots, technology-driven customer experience enhancements • Hybrid distribution • Worksite B2B marketing, lead generation 6.8% 4.0% 13.0% 12.3% 15.6% 0.0% 5.0% 10.0% 15.0% 20.0% $- $100.0 $200.0 $300.0 $400.0 $500.0 2017 2018 2019 2020 2021 Capital Return as % of Market Capitalization Dividends Share Repurchases Annualized Return as % of Market Cap (1)

CNO Financial Group | Investor Overview | February 2022 13 IG Corporates, 51.1% Non-Agency RMBS, 7.4% Mortgage Loans, 4.5% HY Corporates, 3.0% CMBS, 8.3% Municipals, 10.5% ABS, 4.1% Govts/Agency, 1.3% CLO, 2.1% Equities, 0.5% Other Invested Assets, 2.1% Alternatives, 2.1% Policy Loans, 0.4% Cash, 2.6% Portfolio Composition $29 billion of Invested Assets Highlights (Fair Value as of 12/31/2021) General Approach • Positioned for stable performance across credit cycles • Focus on quality • Lower than average allocation to most higher risk categories • Low impairments through multiple cycles • $25.3 billion of assets with high degree of liquidity • 65% of portfolio in corporate and government bonds • Strong credit risk profile • 95.4% rated NAIC 1 / 2 • Portfolio average rating A • Significant credit enhancement in structured products • Diversified commercial and residential mortgages with favorable performance metrics and strong operating characteristics. No commercial delinquencies, immaterial residential delinquencies. • Alternative investments emphasizing current cash flows and comparatively predictable results High quality, balanced earnings and risks

CNO Financial Group | Investor Overview | February 2022 14 2022 Outlook Sales  Continued positive momentum Earnings Free Cash Flow / Excess Capital  Free cash flow expected to be lower than recent trend reflecting diminishing COVID impacts and alternative investment returns, capital strain from new business, and the ramp up of the FABN program  Free cash flow conversion rate to remain strong  Target 375% consolidated RBC ratio  Move closer to $150 million minimum holdco liquidity target  COVID-related • Continued net favorable impact, tapering over the course of the year  Investment income • Allocated to products: relatively flat as asset growth is mostly offset by declining yield • Not allocated to products: lower than recent periods as alternative yields are expected to moderate  Fee income • Trending upward  Expenses (excluding significant items) • Expected to be modestly higher as operating efficiencies are offset by investments in growth

CNO Financial Group | Investor Overview | February 2022 15 Environmental, Social and Governance Significant progress in 2020; 2021 accomplishments to be published in 1H22 Environmental • Performed GHG emissions inventory • Established GHG emissions reduction target • Earmarked $100 million for new impact investments Social • Advanced DE&I programs • Linked DE&I progress to executive compensation • Augmented associate benefits Governance • Developed responsible investment policy; establishing mitigation strategy • Enhanced policies that promote ethical and responsible business practices • Formed CNO Council on Sustainability

CNO Financial Group | Investor Overview | February 2022 16 Funding Agreement-Backed Notes (FABN) Program Established in 3Q21 to leverage CNO’s core investment competencies; generating incremental earnings at an attractive return on the underlying capital Issuer CNO Global Funding, a Delaware statutory trust Funding Agreement Provider Bankers Life and Casualty Company Type Funding Agreement-backed Global Medium-Term Notes Format 144A / Regulation S Program Size $3b, $500m issued in 4Q21; $900m issued in 1Q22 Note Ratings (1) Moody’s: A3 (Stable) S&P: A- (Stable) Fitch: A- (Stable) Listing Euronext Dublin CNO Global Funding (Trust) Institutional Investors Funding Agreement FABN Cash Cash Bankers Life and Casualty Company CNO Financial Group, Inc. Legal Entity Overview 1Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

DirectPath Transaction

February 2021 acquisition enhances Worksite Division growth outlook

DirectPath Description

- DirectPath is a leading national provider of year-round, technology-driven employee benefits management services to employers and employees
- DirectPath's personalized services help employers reduce healthcare and benefits administration costs and assist employees to make smart, well-informed and cost-effective benefits decisions
- Generates significant sales of voluntary supplemental health insurance

Number of clients:	400
Number of broker partners:	7,000
Client employee base:	2.5 million
Employee satisfaction:	95%

Average Group Size:	
Education	5,000
Advocacy and Transparency	1,000
Communications Compliance	91,000

(as of 12/31/2020)

Strategic Rationale

- Significant cross-sell opportunities; creates broader distribution for CNO/WBD products
- Builds unique capabilities, improves competitive positioning
  - Creates a one-stop-shop for employers, brokers, and groups
- Helps us get deeper in employer value chain; delivers strong employer ROI
- Enhances our enrollment capabilities
- Source of small group leads
- Diversifies revenues / enhances fee income / drives ROE

CNO Financial Group | Investor Overview | February 2022

17

Delivering on our Commitments

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017 – 2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020 – ?

- Benefiting from diverse business model and strong retention
- Balancing capital return with investments in growth
- Conservative capital structure
- Up-in-quality investment positioning
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining future workplace

Optimize Long-term Value

Ongoing

- Optimize customer-centric business alignment
- Expand omnichannel delivery model
- Extract potential from Worksite business
- Enhance growth, margin and ROE profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Leverage technology

CNO Financial Group | Investor Overview | February 2022

18

CNO Financial Group | Investor Overview | February 2022 19 Appendix 1 Strong Operational Performance • Experienced Management Team Slide 20 • Broker-Dealer/Registered Investment Advisor Slide 21 • Exclusive Agent Counts Slide 22 Building on Strong Track Record of Execution • New Money Rate Walk Slide 23 • New Money Summary Slide 24 • Tax Asset Summary as of December 31, 2021 Slide 25 • 2018 Transformative LTC Reinsurance Transaction Slide 26 • Long-Term Care Insurance Slide 27

CNO Financial Group | Investor Overview | February 2022 20 Experienced Management Team With a Proven Track Record 12-year average tenure; 23-year average service in the insurance sector Name Title Years with CNO Years in Insurance Sector Age Gary C. Bhojwani Chief Executive Officer 6 32 54 Paul H. McDonough Chief Financial Officer 3 20 57 Eric R. Johnson Chief Investment Officer 25 25 61 Bruce K. Baude Chief Operations and Technology Officer 10 17 57 Matthew J. Zimpfer General Counsel 24 29 54 Yvonne K. Franzese Chief Human Resources Officer 4 32 63 John R. Kline Chief Accounting Officer 32 42 64 Rocco F. Tarasi Chief Marketing Officer 5 5 50 Karen J. DeToro Chief Actuary and Chief Risk Officer 2 28 50 Scott L. Goldberg President, Consumer Division 17 21 51 Michael B. Byers President, Worksite Division 1 1 60

Broker-Dealer/Registered Investment Advisor

Account values up 25% YoY; $2.9 billion in client assets

(dollars in millions)

		2020	2021			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ 3.0	$ (12.4)	$ 2.2	$ (23.0)	$ 9.0
	Advisory	43.9	74.2	69.9	66.0	67.5
	Total	$ 46.9	$ 61.8	$ 72.1	$ 43.0	$ 76.5
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,520.9	$ 1,560.3	$ 1,635.3	$ 1,639.0	$ 1,734.0
	Advisory	790.7	884.3	1,000.7	1,054.1	1,164.5
	Total	$ 2,311.6	$ 2,444.6	$ 2,636.0	$ 2,693.1	$ 2,898.5

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Investor Overview | February 2022

21

CNO Financial Group | Investor Overview | February 2022 22 2020 % Change Consumer 4Q 1Q 2Q 3Q 4Q Y/Y Producing Field Agents1,3 4,539 4,389 4,360 4,168 4,008 -11.7% Producing Tele-Sales Agents1,3 257 258 247 235 220 -14.4% Total Producing Agents1,3 4,796 4,647 4,607 4,403 4,228 -11.8% Registered Agents2,3 641 646 639 646 655 2.2% Worksite Producing Field Agents1,3 255 241 258 229 227 -11.0% 2021 Exclusive Agent Counts 1 Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month. 2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients. 3 Agent and representative counts represent the average of the last 3 months. Labor market conditions impacting new agent recruiting; veteran agent retention strong

CNO Financial Group | Investor Overview | February 2022 23 New Money Rate Walk 4Q NMR up 12 bps QoQ due to selective direct investments, higher market yields

CNO Financial Group | Investor Overview | February 2022 24 IG Corporates 38% Structured Securities 30% Municipals 18% HY Corporates 4% CML 6% Direct investment 4% Allocation $ Allocation% Yield Average Rating Average Duration IG Corporates 262 38.3% 3.36% BBB+ 15.8 Structured Securities 203 29.7% 3.55% A 6.9 Municipals 125 18.3% 3.18% AA- 15.4 HY Corporates 28 4.2% 4.42% B+ 4.8 CML 38 5.6% 3.36% A 6.0 Direct investment 27 4.0% 9.38% NR - Total 683 100% 3.67% A- 11.4 New Money Summary Continued up-in-quality bias during fourth quarter 90% Investment Grade Fourth Quarter Investments

CNO Financial Group | Investor Overview | February 2022 25 Non-Life NOLs $242 DTAs related to tax strategy $158 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details • Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $263 million @ 10% discount rate ($2.13 on a per share basis). • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of life taxable income through 2023. $400 (dollars in millions) Tax Asset Summary as of December 31, 2021 $400 million/$3.24 per diluted share value of NOLs and DTAs related to tax strategy

CNO Financial Group | Investor Overview | February 2022 26 2018 Transformative LTC Reinsurance Transaction Divestiture of legacy LTC exposure significantly improves risk profile Fixed Annuities 49% Health 14% Life 13% LTC 24%  In September 2018, Bankers Life entered into an agreement with Wilton Re to cede 100% of Bankers Life legacy (prior to 2003) comprehensive and nursing home long-term care reserves through indemnity coinsurance – Culmination of multi-year exploration of strategic alternatives – Comprising 52% of CNO’s statutory long-term care reserves – $825mm ceding commission paid to Wilton Re, financed from existing capital resources  Significant risk reduction, especially in severe stress scenarios; business ceded is the most volatile from an earnings and capital perspective  Domestic comfort trust established to hold assets backing 100% of the statutory liabilities plus an additional $500mm of over-collateralization  Wilton Re is a highly-rated and well-capitalized counterparty  Step forward in achieving investment grade ratings  Results in increased cash flow generation Fixed Annuities 56% Health 16% Life 16% LTC 12% Reserve Composition* * Reserve net of reinsurance ** As of September 30, 2018 Post Transaction** Pre-Transaction

CNO Financial Group | Investor Overview | February 2022 27  New sales (~$30 million annually) focused on short duration products – 99% of new sales for policies with 2 years or less in benefits – Average benefit period of 12 months – New business 25% reinsured since 2008  Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rates reflect a low for long environment  Favorable economic profile – 2021 Loss Recognition Testing margin increased to $376 million or ~15% of Net GAAP Liabilities driven by margin from new business – Statutory reserves ~$210 million higher than LTC Net GAAP Liabilities, which are currently ~$2.51 billion – Total LTC is just 12% of overall CNO insurance liabilities – Potential adverse impact from severe stress scenarios is significantly reduced – Average maximum benefit at issuance is $143 per day for inforce block Long-Term Care Insurance Highly differentiated inforce block; prudently managed

CNO Financial Group | Investor Overview | February 2022 28 Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 29-47

CNO Financial Group | Investor Overview | February 2022 29 The table below summarizes the financial impact of significant items on our 4Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q21 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 93.9$ (26.9)$ (1) 67.0$ Health 129.5 - 129.5 Life 30.4 1.0 (1) 31.4 Total insurance product margin 253.8 (25.9) 227.9 Allocated expenses (143.3) - (143.3) Income from insurance products 110.5 (25.9) 84.6 Fee income 2.9 - 2.9 Investment income not allocated to product lines 42.8 - 42.8 Expenses not allocated to product lines (17.4) - (17.4) Operating earnings before taxes 138.8 (25.9) 112.9 Income tax expense on operating income (30.3) 5.7 (24.6) Net operating income (2) 108.5$ (20.2)$ 88.3 Net operating income per diluted share (2) 0.87$ (0.16)$ 0.71$ Three months ended December 31, 2021 Actual results Significant items Excluding significant items

CNO Financial Group | Investor Overview | February 2022 30 The table below summarizes the financial impact of significant items on our 3Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q21 Significant Items (dollars in millions, except per-share amounts) (1) Comprised of $3.0 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 52.5$ -$ 52.5$ Health 117.9 - 117.9 Life 53.2 - 53.2 Total insurance product margin 223.6 - 223.6 Allocated expenses (140.5) - (140.5) Income from insurance products 83.1 - 83.1 Fee income 2.6 - 2.6 Investment income not allocated to product lines 50.9 - 50.9 Expenses not allocated to product lines (17.3) 3.0 (1) (14.3) Operating earnings before taxes 119.3 3.0 122.3 Income tax expense on operating income (26.5) (0.7) (27.2) Net operating income (2) 92.8$ 2.3$ 95.1 Net operating income per diluted share (2) 0.72$ 0.02$ 0.74$ Three months ended September 30, 2021 Actual results Significant items Excluding significant items

CNO Financial Group | Investor Overview | February 2022 31 The table below summarizes the financial impact of significant items on our 2Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q21 Significant Items (dollars in millions, except per-share amounts) (1) Comprised of $4.5 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 66.0$ -$ 66.0$ Health 120.9 - 120.9 Life 39.7 - 39.7 Total insurance product margin 226.6 - 226.6 Allocated expenses (141.6) - (141.6) Income from insurance products 85.0 - 85.0 Fee income 6.6 - 6.6 Investment income not allocated to product lines 47.8 - 47.8 Expenses not allocated to product lines (23.8) 4.5 (1) (19.3) Operating earnings before taxes 115.6 4.5 120.1 Income tax expense on operating income (26.5) (1.0) (27.5) Net operating income (2) 89.1$ 3.5$ 92.6 Net operating income per diluted share (2) 0.66$ 0.03$ 0.69$ Three months ended June 30, 2021 Actual results Significant items Excluding significant items

1Q21 Significant Items

The table below summarizes the financial impact of significant items on our 1Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results.

(dollars in millions, except per-share amounts)

	Three months ended March 31, 2021		
	Actual results	Significant items	Excluding significant items
Insurance product margin			
Annuity	$ 57.9	$ -	$ 57.9
Health	124.7	-	124.7
Life	27.1	-	27.1
Total insurance product margin	209.7	-	209.7
Allocated expenses	(141.1)	-	(141.1)
Income from insurance products	68.6	-	68.6
Fee income	7.3	-	7.3
Investment income not allocated to product lines	43.0	-	43.0
Expenses not allocated to product lines	(22.0)	7.8 (1)	(14.2)
Operating earnings before taxes	96.9	7.8	104.7
Income tax expense on operating income	(21.7)	(1.7)	(23.4)
Net operating income (2)	$ 75.2	$ 6.1	81.3
Net operating income per diluted share (2)	$ 0.55	$ 0.04	$ 0.59

(1) Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of DirectPath, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third-party auditor allowing us to more accurately estimate the ultimate liability.

(2) A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Overview | February 2022

32

CNO Financial Group | Investor Overview | February 2022 33 The table below summarizes the financial impact of significant items on our 4Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q20 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) Unfavorable impact related to asset impairments. (3) A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 68.1$ (16.1)$ (1) 52.0$ Health 125.2 - 125.2 Life 37.3 4.3 (1) 41.6 Total insurance product margin 230.6 (11.8) 218.8 Allocated expenses (162.7) - (162.7) Income from insurance products 67.9 (11.8) 56.1 Fee income 2.9 - 2.9 Investment income not allocated to product lines 57.8 - 57.8 Expenses not allocated to product lines (17.8) 3.7 (2) (14.1) Operating earnings before taxes 110.8 (8.1) 102.7 Income tax expense on operating income (24.8) 1.7 (23.1) Net operating income (3) 86.0$ (6.4)$ 79.6$ Net operating income per diluted share (3) 0.61$ (0.04)$ 0.57$ Three months ended December 31, 2020 Actual results Significant items Excluding significant items

CNO Financial Group | Investor Overview | February 2022 34 The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q20 Significant Items (dollars in millions, except per-share amounts) Insurance product margin Annuity 123.8$ 40.0$ (1) 72.3$ (91.5) (1) Health 95.5 - 95.5 Life 36.1 5.6 (1) 41.7 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3) 79.4$ (17.7)$ 61.7$ Net operating income per diluted share (3) $0.55 (0.12)$ 0.43$ Three months ended June 30, 2020 Actual results Significant items Excluding significant items The footnotes to the above table are on the following page.

CNO Financial Group | Investor Overview | February 2022 35 2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): This actuarial unlocking exercise did not replace our comprehensive annual review of all assumptions for our insurance products, which we completed in the fourth quarter of 2020. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 36 and 38 for a reconciliation to the corresponding GAAP measure. Line of business Fixed index annuities Fixed interest annuities Interest- sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9

Quarterly Earnings

(dollars in millions)

	4Q20	1Q21	2Q21	3Q21	4Q21
Insurance product margin					
Annuity	$ 68.1	$ 57.9	$ 66.0	$ 52.5	$ 93.9
Health	125.2	124.7	120.9	117.9	129.5
Life	37.3	27.1	39.7	53.2	30.4
Total insurance product margin	230.6	209.7	226.6	223.6	253.8
Allocated expenses	(162.7)	(141.1)	(141.6)	(140.5)	(143.3)
Income from insurance products	67.9	68.6	85.0	83.1	110.5
Fee income	2.9	7.3	6.6	2.6	2.9
Investment income not allocated to product lines	57.8	43.0	47.8	50.9	42.8
Expenses not allocated to product lines	(17.8)	(22.0)	(23.8)	(17.3)	(17.4)
Operating earnings before taxes	110.8	96.9	115.6	119.3	138.8
Income tax expense on operating income	(24.8)	(21.7)	(26.5)	(26.5)	(30.3)
Net operating income*	86.0	75.2	89.1	92.8	108.5
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	12.6	3.6	24.3	2.2	4.7
Net change in market value of investments recognized in earnings	6.0	(6.4)	5.7	(4.6)	(12.1)
Fair value changes in embedded derivative liabilities (net of related amortization)	16.3	82.1	(44.9)	10.9	19.1
Fair value changes related to agent deferred compensation plan	(3.1)	13.2	-	-	(4.3)
Other	0.9	0.6	0.9	0.2	1.9
Non-operating income (loss) before taxes	32.7	93.1	(14.0)	8.7	9.3
Income tax expense (benefit) on non-operating income	6.9	20.9	(2.9)	1.7	2.0
Net non-operating income (loss)	25.8	72.2	(11.1)	7.0	7.3
Net income	$ 111.8	$ 147.4	$ 78.0	$ 99.8	$ 115.8

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (vii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

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CNO Financial Group | Investor Overview | February 2022 37 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows:

(dollars in millions, except per-share amounts)

	4Q20	1Q21	2Q21	3Q21	4Q21
Net income applicable to common stock	$ 111.8	$ 147.4	$ 78.0	$ 99.8	$ 115.8
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	(12.6)	(3.6)	(24.3)	(2.2)	(4.7)
Net change in market value of investments recognized in earnings	(6.0)	6.4	(5.7)	4.6	12.1
Fair value changes in embedded derivative liabilities, net of related amortization	(16.3)	(82.1)	44.9	(10.9)	(19.1)
Fair value changes related to the agent deferred compensation plan	3.1	(13.2)	-	-	4.3
Other	(0.9)	(0.6)	(0.9)	(0.2)	(1.9)
Non-operating (income) loss before taxes	(32.7)	(93.1)	14.0	(8.7)	(9.3)
Income tax (expense) benefit on non-operating (income) loss	(6.9)	(20.9)	2.9	(1.7)	(2.0)
Net non-operating (income) loss	(25.8)	(72.2)	11.1	(7.0)	(7.3)
Net operating income (a non-GAAP financial measure)	$ 86.0	$ 75.2	$ 89.1	$ 92.8	$ 108.5
Per diluted share:					
Net income	$ 0.80	$ 1.08	$ 0.58	$ 0.77	$ 0.93
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	(0.07)	(0.02)	(0.14)	(0.02)	(0.03)
Net change in market value of investments recognized in earnings (net of taxes)	(0.04)	0.04	(0.03)	0.03	0.07
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.09)	(0.47)	0.26	(0.06)	(0.12)
Fair value changes related to the agent deferred compensation plan (net of taxes)	0.02	(0.08)	-	-	0.03
Other	(0.01)	-	(0.01)	-	(0.01)
Net operating income (a non-GAAP financial measure)	$ 0.61	$ 0.55	$ 0.66	$ 0.72	$ 0.87

CNO Financial Group | Investor Overview | February 2022 38

CNO Financial Group | Investor Overview | February 2022 39 Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) 4Q20 1Q21 2Q21 3Q21 4Q21 Operating income 86.0$ 75.2$ 89.1$ 92.8$ 108.5$ Weighted average shares outstanding for basic earnings per share 138,232 134,140 131,016 126,429 122,017 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,155 2,513 2,798 2,589 3,003 Weighted average shares outstanding for diluted earnings per share 140,387 136,653 133,814 129,018 125,020 Net operating income per diluted share 0.61$ 0.55$ 0.66$ 0.72$ 0.87$

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested, and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows:

(dollars in millions, except per-share amounts)

	4Q20	1Q21	2Q21	3Q21	4Q21
Total shareholders' equity	$ 5,484.2	$ 4,860.7	$ 5,324.0	$ 5,232.9	$ 5,259.7
Shares outstanding for the period	135,279,119	132,268,255	129,105,039	124,269,869	120,377,152
Book value per share	$ 40.54	$ 36.75	$ 41.24	$ 42.11	$ 43.69
Total shareholders' equity	$ 5,484.2	$ 4,860.7	$ 5,324.0	$ 5,232.9	$ 5,259.7
Less accumulated other comprehensive income	(2,186.1)	(1,518.1)	(1,995.5)	(1,929.7)	(1,947.1)
Adjusted shareholders' equity excluding AOCI	$ 3,298.1	$ 3,342.6	$ 3,328.5	$ 3,303.2	$ 3,312.6
Shares outstanding for the period	135,279,119	132,268,255	129,105,039	124,269,869	120,377,152
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	2,438,176	2,356,263	2,444,309	2,647,710	2,953,586
Diluted shares outstanding	137,717,295	134,624,518	131,549,348	126,917,579	123,330,738
Book value per diluted share (a non-GAAP measure)	$ 23.95	$ 24.83	$ 25.30	$ 26.03	$ 26.86

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CNO Financial Group | Investor Overview | February 2022 41 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Investor Overview | February 2022 42 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) 4Q20 1Q21 2Q21 3Q21 4Q21 Operating income 362.3$ 353.2$ 362.9$ 343.1$ 365.6$ Operating income, excluding significant items 338.2$ 335.2$ 366.1$ 348.6$ 357.3$ Net income 301.8$ 470.4$ 466.4$ 437.0$ 441.0$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,812.4$ 2,876.5$ 2,947.7$ 2,995.5$ 3,026.0$ Average common shareholders' equity 4,665.4$ 4,903.1$ 5,114.1$ 5,206.8$ 5,197.4$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 12.9% 12.3% 12.3% 11.5% 12.1% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 12.0% 11.7% 12.4% 11.6% 11.8% Return on equity 6.5% 9.6% 9.1% 8.4% 8.5% Trailing Twelve Months Ended

CNO Financial Group | Investor Overview | February 2022 43 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income (loss) Net income - trailing four quarters 1Q20 84.3$ -$ 84.3$ 300.6$ (21.2)$ 336.4$ 2Q20 79.4 (17.7) 61.7 285.9 82.0 380.8 3Q20 112.6 - 112.6 329.3 129.2 468.0 4Q20 86.0 (6.4) 79.6 338.2 111.8 301.8 1Q21 75.2 6.1 81.3 335.2 147.4 470.4 2Q21 89.1 3.5 92.6 366.1 78.0 466.4 3Q21 92.8 2.3 95.1 348.6 99.8 437.0 4Q21 108.5 (20.2) 88.3 357.3 115.8 441.0 (a) The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | Investor Overview | February 2022 44 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) 4Q20 1Q21 2Q21 3Q21 4Q21 Pre-tax operating earnings (a non-GAAP financial measure) 463.8$ 455.2$ 468.6$ 442.6$ 470.6$ Income tax expense (101.5) (102.0) (105.7) (99.5) (105.0) Operating return 362.3 353.2 362.9 343.1 365.6 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization (31.1) 36.2 48.2 42.7 34.8 Net change in market value of investments recognized in earnings (2.7) 39.3 13.8 0.7 (17.4) Fair value changes in embedded derivative liabilities, net of related amortization (79.1) 69.7 51.9 64.4 67.2 Fair value changes and amendment related to the agent deferred compensation plan (16.3) (3.1) 10.1 10.1 8.9 Other 9.7 8.0 8.9 2.6 3.6 Non-operating income (loss) before taxes (119.5) 150.1 132.9 120.5 97.1 Income tax expense (benefit): On non-operating income (loss) (25.0) 32.9 29.4 26.6 21.7 Valuation allowance for deferred tax assets and other tax items (34.0) - - - - Net non-operating income (loss) (60.5) 117.2 103.5 93.9 75.4 Net income 301.8$ 470.4$ 466.4$ 437.0$ 441.0$ Twelve Months Ended

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows:

(dollars in millions)

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

	1Q20	2Q20	3Q20	4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,701.2	$2,784.2	$2,905.1	$2,956.2
Net operating loss carryforwards	469.4	426.8	377.2	341.9
Accumulated other comprehensive income	595.2	1,520.2	1,801.6	2,186.1
Common shareholders' equity	$3,765.8	$4,731.2	$5,083.9	$5,484.2

	1Q21	2Q21	3Q21	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,019.5	$3,035.6	$3,036.3	$3,068.9
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	1,518.1	1,995.5	1,929.7	1,947.1
Common shareholders' equity	$4,860.7	$5,324.0	$5,232.9	$5,259.7

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CNO Financial Group | Investor Overview | February 2022 46 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) 4Q20 1Q21 2Q21 3Q21 4Q21 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,812.4$ 2,876.5$ 2,947.7$ 2,995.5$ 3,026.0$ Net operating loss carryforwards 428.9 385.5 350.5 320.0 293.9 Accumulated other comprehensive income 1,424.1 1,641.1 1,815.9 1,891.3 1,877.5 Common shareholders' equity 4,665.4$ 4,903.1$ 5,114.1$ 5,206.8$ 5,197.4$ Trailing Four Quarter Average

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Corporate notes payable	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$ 1,136.2	$ 1,136.6	$ 1,136.9	$ 1,137.0	$ 1,137.3
Total shareholders' equity	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2	4,860.7	5,324.0	5,232.9	5,259.7
Total capital	$ 5,666.1	$ 4,755.2	$ 5,720.9	$ 6,074.0	$ 6,620.4	$ 5,997.3	$ 6,460.9	$ 6,369.9	$ 6,397.0
Corporate debt to capital	17.5%	20.8%	17.3%	16.3%	17.2%	19.0%	17.6%	17.8%	17.8%
Corporate notes payable	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$ 1,136.2	$ 1,136.6	$ 1,136.9	$ 1,137.0	$ 1,137.3
Total shareholders' equity	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2	4,860.7	5,324.0	5,232.9	5,259.7
Less accumulated other comprehensive income	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)	(2,186.1)	(1,518.1)	(1,995.5)	(1,929.7)	(1,947.1)
Total capital	$ 4,293.6	$ 4,160.0	$ 4,200.7	$ 4,272.4	$ 4,434.3	$ 4,479.2	$ 4,465.4	$ 4,440.2	$ 4,449.9
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	23.0%	23.8%	23.6%	23.2%	25.6%	25.4%	25.5%	25.6%	25.6%

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